UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. _____ )

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ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
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(Name of Registrant as Specified in its Charter)

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ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

AZL® MULTI-MANAGER MID CAP GROWTH FUND
(formerly, AZL Morgan Stanley Mid Cap Growth Fund)

5701 Golden Hills Drive
Minneapolis, Minnesota 55416-1297
December 23, 2015
Dear Contract Owner:
We are sending you this information statement because you own a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the Fund listed above. There is no action required on your part.
We want to inform you of a change affecting the Fund; the Board of Trustees of the Allianz Variable Insurance Products Trust approved adding a second subadviser and a new name for the Fund.
Effective November 23, 2015, J.P. Morgan Investment Management Inc. was added as a second subadviser to the Fund, joining Morgan Stanley Investment Management, Inc., and the Fund was renamed "AZL Multi-Manager Mid Cap Growth Fund." Each subadviser manages its own strategy, and the Fund generally makes equal allocations of its assets between the two strategies. The Board took this action on the recommendation of Allianz Investment Management LLC, the Fund's investment manager. The investment manager's recommendation was based on several factors, including:
•	The Fund's past performance with Morgan Stanley as sole subadviser;
•	The anticipated benefits to the Fund of having the Fund's portfolio diversified between two asset managers with complementary strategies;
•	The performance of the JPMorgan portfolio management team in managing a fund that is similar to the Fund;
•	The depth and experience of the JPMorgan portfolio management team;
•	The reputation, philosophy, process, financial strength and resources of JPMorgan; and
•	The fact that the Fund's shareholder fee structure will remain unchanged.
The Board took this action pursuant to an exemptive order received by the Trust and the manager from the U.S. Securities and Exchange Commission that permits the Board generally to hire new subadvisers for the Fund, upon recommendation of the manager, without shareholder approval.
Please take the time to review the enclosed information statement which describes these changes to the Fund. We are not asking you for a proxy and you are requested not to send us a proxy. If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197.

Sincerely,

Brian Muench
President
 Allianz Variable Insurance Products Trust

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
AZL® MULTI-MANAGER MID CAP GROWTH FUND
(formerly, AZL Morgan Stanley Mid Cap Growth Fund)
5701 Golden Hills Drive
Minneapolis, Minnesota 55416-1297

December 23, 2015

INFORMATION STATEMENT

INTRODUCTION
This information statement is being sent on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (together, "Allianz") to owners of certain variable annuity contracts or variable life insurance policies ("Contracts") issued by Allianz.
At an in-person meeting held on June 16, 2015, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment manager to the AZL Morgan Stanley Mid Cap Growth Fund (the "Fund"), to (a) approve a subadvisory agreement (the "JPMorgan Agreement") between the Manager and J.P. Morgan Investment Management Inc. ("JPMorgan"), pursuant to which JPMorgan would join Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as subadviser to the Fund, and (b) change the name of the Fund to "AZL Multi-Manager Mid Cap Growth Fund." Each subadviser manages its own strategy, and the Fund generally makes equal allocations of its assets between the two strategies. At the June 16 meeting, the Board voted unanimously to approve the JPMorgan Agreement, which became effective as to the Fund on November 23, 2015. At the meeting, the Board reviewed materials furnished by the Manager pertaining to JPMorgan and the JPMorgan Agreement.
The Board approved the JPMorgan Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.
Pursuant to the terms of the Order, this information statement is being provided to owners of Contracts who, by virtue of their ownership of the Contracts, beneficially owned shares of the Fund at the close of business on December 9, 2015. This information statement describes the circumstances surrounding the Board's approval of the JPMorgan Agreement and provides you with an overview of the terms of the JPMorgan Agreement. You do not need to take any action; this statement is provided for information only.

WE ARE NOT ASKING YOU FOR A PROXY,
 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Allianz Variable Insurance Products Trust (the "Trust")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 36 separate investment portfolios, including the Fund, each of which is, in effect, a separate mutual fund.
Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, are available for certain Contracts that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Fund Trust (the "FOF Trust") may invest in shares of the Fund.
The Trust and the FOF Trust currently offer their shares only to one or more separate accounts of Allianz as funding vehicles for the Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Contracts issued through the separate accounts.
Administrator and Principal Underwriter
Citi Fund Services Ohio, Inc. ("CFSO"), whose principal location is 3435 Stelzer Road, Columbus, Ohio 43219, serves as administrator and fund accountant to the Fund pursuant to a Services Agreement, dated January 1, 2015, as amended. Services provided by CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.
Allianz Life Financial Services, LLC ("ALFS"), whose principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Fund's principal underwriter. ALFS is affiliated with the Manager.
ALFS receives 12b‑1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2014, the Fund paid ALFS $1,245,485 in 12b-1 fees.
Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to the portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $100.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2014, the Fund paid the Manager administrative and compliance service fees of $6,412.
Allianz Investment Management LLC (the "Manager")
The Manager serves as the Trust's investment manager pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Management Agreement"). Pursuant to a Subadvisory Agreement dated June 1, 2010, as amended, between the Manager and Morgan Stanley (the "Morgan Stanley Agreement"), Morgan Stanley served as the Fund's sole subadviser until JPMorgan also began serving as the Fund's subadviser on November 23, 2015.
The Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Management Agreement and a Subadvisory Agreement between the Manager and the Fund's initial subadviser, Van Kampen Investment Advisory Corp., with respect to the Fund on May 1, 2001. Because the Fund's initial sole shareholder approved the Management Agreement and the Fund's initial subadvisory agreement, it has not been necessary for the Fund subsequently to seek shareholder approval of the subadvisory agreements.
The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America, and its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.
The Manager is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund of the Trust to act as each fund's investment subadviser and provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise fund subadvisers, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.
The Fund pays the Manager a fee at the following annual rates based on average daily net assets, computed daily and paid monthly, for the services provided and expenses assumed by the Manager pursuant to the Management Agreement:  0.850% on the first $100 million of net assets, 0.800% on the next $150 million, 0.775% on the next $250 million, and 0.750% on all assets over $500 million. The Manager periodically may elect to voluntarily waive or limit all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into a separate agreement (the "Expense Limitation Agreement") with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the Fund's total annual fund operating expenses, as a percentage of average daily net assets, to 1.30%, through at least April 30, 2017.
Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to hire new subadvisers for the Fund, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may hire subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.
Investment Subadviser
Addition of JPMorgan
At the meeting held on June 16, 2015, the Board considered a recommendation by the Manager to (a) approve a subadvisory agreement between the Manager and JPMorgan, whereby JPMorgan would join Morgan Stanley as subadviser to the Fund, and (b) change the name of the Fund to "AZL Multi-Manager Mid Cap Growth Fund." At the June 16 meeting, the Board reviewed materials furnished by the Manager pertaining to JPMorgan and the JPMorgan Agreement and voted unanimously to approve the JPMorgan Agreement, with respect to the Fund, at an effective date to be selected by officers of the Trust. The JPMorgan Agreement became effective as to the Fund on November 23, 2015.
JPMorgan is a wholly-owned subsidiary of J.P. Morgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co., a bank holding company. JPMorgan is located at 270 Park Avenue, New York, NY 10017. At December 31, 2014, JPMorgan and its affiliates had $1.7 trillion in assets under management.
The names and principal occupations of the directors and principal executive officers of JPMorgan at November 23, 2015, are set forth in the following table. The address of each such individual with respect to the individual's position at JPMorgan is the address of JPMorgan provided above.
Name	Principal Occupation
Joseph K. Azelby	Chief Investment Officer – Head of Global Real Estate
George C. Gatch	Chief Executive Officer – Global Investment Management Clients
Paul A. Quinsee	Chief Investment Officer – Head of US Equity
Joseph Sanzone	Chief Compliance Officer
Scott E. Richter	Secretary
Craig M. Sullivan	Chief Financial Officer – Global Investment Management
Martin R. Porter	Chief Investment Officer – Global Head of Equities and Balanced Group
Lawrence M. Unrein	Chief Investment Officer – Global Head of Private Equity
Robert L. Young	Co-Head of Global Investment Management Client Services & Business Platform

Name	Principal Occupation
John T. Donohue	Chief Investment Officer – Head of Global Liquidity & Chief Executive Officer of Global Investment Management Americas
Joy C. Dowd	Control Officer Executive – Head of Oversight & Control for Global Investment Management
Jedediah Isiah M. Laskowitz	Co-Head of Global Investment Management Solutions
Robert C. Michele	Chief Investment Officer – Head of Global Fixed Income, Currency & Commodities
Michael J. O'Brien	Co-Head of Global Investment Management Solutions & Chief Executive Officer for Global Investment Management EMEA
Andrew Powell	Global Investment Management Senior Business Manager
Douglas Wurth	Global Head of Alternatives for Asset Management

Allianz Investment Management LLC serves as the investment adviser to the Fund. Since November 23, 2015, Brian Muench, President of the Manager, is primarily responsible for determining allocations to each subadviser/strategy.
The portfolio manager for the JPMorgan Mid Cap Growth Strategy, since November 23, 2015, is Timothy Parton, who leads the portfolio management team and is a Managing Director of JPMorgan and a CFA charterholder. Mr. Parton has been an employee of JPMorgan (or its predecessors) since 1986, and has been managing the Mid Cap Growth strategy at JPMorgan since 2001.
The portfolio managers for the Morgan Stanley Mid Cap Growth Strategy are:  Dennis P. Lynch, Managing Director, since 2003, David S. Cohen, Managing Director, since 2003, Sam G. Chainani, Managing Director, since 2004, Jason C. Yeung, Managing Director, since 2007, and Armistead B. Nash, Managing Director, since 2008, and Alexander T. Norton, Executive Director, since 2005. Mr. Lynch is the lead portfolio manager of the Fund. Messrs. Cohen, Chainani, Norton, Yeung and Nash are co-portfolio managers. Members of the team collaborate to manage the assets of the Fund. Mr. Lynch has worked for Morgan Stanley since 1998; Mr. Cohen since 1993; Mr. Chainani since 1996; Mr. Yeung and Mr. Nash since 2002; and Mr. Norton since 2000.
No person who is an officer or trustee of the Trust is an officer, employee, or director of JPMorgan.
JPMorgan currently serves as investment adviser or subadviser for the following funds, which are registered with the SEC under the 1940 Act and have an investment objective and principal investment strategies substantially similar to the investment objective and principal investment strategies of the Fund:
Fund	Rate of Management Fee	Management Fee Waiver or Expense Reimbursement	Net Assets at December 31, 2014
JPMorgan Mid Cap Growth Fund	0.65%	None	$2.36 billion
SunAmerica Mid Cap Growth Portfolio	0.42% on the first $100 million 0.40% on all assets over $100 million	None	$351.1 million
JNL/JPMorgan Mid Cap Growth Portfolio	0.40% on the first $1 billion 0.38% on all assets over $1 billion	None	$1.36 billion

INVESTMENT SUBADVISORY AGREEMENT
Information Concerning the JPMorgan Agreement
The JPMorgan Agreement is materially the same as the Morgan Stanley Agreement and requires JPMorgan to perform essentially the same services as provided by Morgan Stanley. Accordingly, the Fund will receive subadvisory services from JPMorgan that are substantially the same as those provided by Morgan Stanley.
The JPMorgan Agreement provides that, subject to supervision by the Manager and the Board, JPMorgan shall have discretion to manage the investment of the Fund's assets in accordance with the applicable limits and requirements set forth in (i) the Fund's prospectus and statement of additional information, (ii) instructions and directions of the Manager and the Board communicated to JPMorgan in writing, (iii) the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations, (iv) the procedures and standards established in accordance with the Management Agreement to the extent communicated to JPMorgan in writing, and (v) any of JPMorgan's policies and procedures as communicated to the Fund or the Manager.
JPMorgan is responsible to vote, or abstain from voting, all proxies with respect to companies whose securities are held by the Fund in accordance with JPMorgan's proxy voting guidelines and procedures.
JPMorgan selects the broker-dealers (including broker-dealers affiliated with the Manager or JPMorgan) through which the Fund will place investment orders in accordance with JPMorgan's policies and procedures. Such orders must conform with federal securities laws and be consistent with JPMorgan's responsibility to seek the best overall terms available. In assessing the best overall terms available for any transaction, JPMorgan may, to the extent permitted by applicable law, consider the research and other services provided by, and the financial responsibility of, the broker-dealer, among other factors.
When JPMorgan deems the purchase or sale of a security to be in the best interest of the Fund as well as one or more of its or its affiliates' other clients, JPMorgan, as permitted by applicable law, may, but is not obligated to, aggregate the securities to be sold or purchased. In such event, JPMorgan will allocate such securities, as well as the expenses incurred in the transaction, in a manner JPMorgan considers to be, over time, equitable and consistent with its fiduciary obligations to the Fund and to its other clients and with JPMorgan's policies and procedures in effect from time to time.
JPMorgan will maintain such books and records as are required under the 1940 Act and as are necessary for the Manager to meet its record keeping obligations and will provide the Board, the Manager and the Fund's custodian and administrator with such periodic and special reports as may reasonably be requested by the Board or the Manager from time to time.
The JPMorgan Agreement permits JPMorgan to employ, delegate or associate itself with other persons to assist JPMorgan in performing its obligations under the JPMorgan Agreement, provided that any delegation is permitted by law and does not result in any such person serving as an "investment adviser" to a Fund within the meaning of the 1940 Act. JPMorgan remains liable to Manager for the performance of its obligations under the JPMorgan Agreement and for any acts or omissions of such other person.
The JPMorgan Agreement provides that JPMorgan is not liable for any losses, claims, damages, liabilities, or litigation (including legal and other expenses) incurred or suffered by the Fund, the Manager or any shareholder of the Fund for the services which JPMorgan may render or fail to render under the JPMorgan Agreement (or any other act or omission of JPMorgan), except that JPMorgan may be liable (i) by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the JPMorgan Agreement, or (ii) to the extent otherwise provided in the Securities Act of 1933, the 1940 Act or the Advisers Act.
The JPMorgan Agreement provides for an initial term of two years from the date of execution. Thereafter, the JPMorgan Agreement may be renewed for successive periods of 12 months each with respect to the Fund, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Board members who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (ii) by the Board or by a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.
The JPMorgan Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on 60 days' written notice to JPMorgan. The Manager may terminate the JPMorgan Agreement, without payment of any penalty, (i) upon 60 days' written notice to JPMorgan; (ii) upon any uncured material breach by

JPMorgan of any representations and warranties in the Agreement; or (iii) immediately if, in the reasonable judgment of the Manager, JPMorgan becomes unable to discharge its duties and obligations under the Agreement. JPMorgan may terminate the Agreement at any time, without payment of any penalty, (1) upon 60 days' written notice to the Manager; or (2) upon any uncured material breach by the Manager of any representations and warranties in the Agreement. The JPMorgan Agreement also terminates automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.
JPMorgan's services under the JPMorgan Agreement are not exclusive. JPMorgan is permitted to provide the same or similar services to other clients.
The JPMorgan Agreement provides that for the services provided and the expenses assumed by JPMorgan, the Manager (out of its fees received from the Fund under the Management Agreement) will pay JPMorgan a fee based on average daily net assets of 0.42% on the first $100 million, and 0.40% on all assets over $100 million. The Morgan Stanley Agreement currently provides for subadvisory fees to be paid by the Manager at the same fee rates, although prior to December 1, 2015, the Morgan Stanley Agreement provided for subadvisory fees at the following rates:  0.50% on the first $100 million, 0.45% on the next $150 million, and 0.40% on all assets over $250 million.
Advisory and Subadvisory Fees
For the fiscal year ended December 31, 2014, the Manager earned $3,970,942 from the Fund under the Management Agreement. No expenses were waived under the Expense Limitation Agreement, and no prior expenses waived by the Manager under the Expense Limitation Agreement were recouped during the period.
For the fiscal year ended December 31, 2014, Morgan Stanley received $2,227,297 for subadvisory services to the Fund. If the JPMorgan Agreement and the new Morgan Stanley subadvisory fee schedule had been in effect for the same period, JPMorgan and Morgan Stanley each would have received $1,006,307. This amount if paid to JPMorgan and Morgan Stanley for the period would have been approximately 90.1% of the amount actually received by Morgan Stanley for the same period. The lower subadvisory fee rate payable under the JPMorgan Agreement and the new Morgan Stanley subadvisory fee schedule will not decrease the fees and expenses expected to be paid by the Fund's shareholders.
Board Consideration of the JPMorgan Agreement
At the in-person meeting held on June 16, 2015, the Board considered the Manager's recommendation that JPMorgan join Morgan Stanley as a new subadviser to the Fund. At the meeting, the Board reviewed materials furnished by the Manager pertaining to JPMorgan and the JPMorgan Agreement and unanimously approved the JPMorgan Agreement, which became effective as to the Fund November 23, 2015.
The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor and evaluate the investment performance and other responsibilities of the subadviser. As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadviser, the Manager reviewed and evaluated Morgan Stanley's management of the Fund, with a focus on the Fund's investment performance and the risks of the Morgan Stanley investment strategy.
The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the JPMorgan Agreement for the Fund in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Fund, the Manager, Morgan Stanley or JPMorgan. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board's consideration of proposed investment advisory or subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the JPMorgan Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board determined that the JPMorgan Agreement was reasonable and in the best interests of the Fund, and approved JPMorgan as the Fund's new subadviser, joining Morgan Stanley. The Board's decision to approve the JPMorgan Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.
A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.
(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve JPMorgan, the Board considered the reputation, financial strength and resources of JPMorgan, and the experience and reputation of its portfolio management team to be involved with the Fund. The Board is familiar with JPMorgan because it has served as subadviser to other funds in the Trust for several years. The Board also considered JPMorgan's investment philosophy and process, particularly in the mid-cap growth area. The Board determined that, based upon the Manager's report, the proposed change to add JPMorgan as a new subadviser likely would benefit the Fund and its shareholders.
In reviewing various other matters, the Board concluded that JPMorgan was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that JPMorgan could provide were at a level at least equal to the services provided by Morgan Stanley; that the services contemplated by the JPMorgan Agreement are substantially the same as those provided under the Morgan Stanley Agreement; that the JPMorgan Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that JPMorgan is staffed with qualified personnel and has significant research capabilities; and that the investment performance of JPMorgan in managing a similar fund with a similar strategy, as discussed below, is at least satisfactory.
(2) The investment performance of JPMorgan. The Board received information about the performance of JPMorgan in managing a mid-cap growth fund that is generally comparable to the strategy that JPMorgan will manage for the Fund. The performance information, which covered the ten years ending March 31, 2015, included returns, risk, tracking error, and performance versus a benchmark (the Russell Midcap Growth Index) and versus the Fund. The Board noted, for example, that, while past performance is not a guarantee of future results, the JPMorgan-managed mid-cap growth fund (which has been managed by personnel and pursuant to the process which will be used for the Fund) outperformed the Fund over the three-, five- and ten-year periods ended March 31, 2015. The Board also received information about the hypothetical performance of a portfolio composed of equal allocations to the JPMorgan strategy and the Morgan Stanley strategy, which indicated that, over long-term market cycles, up to ten years, the two strategies are expected to be complementary and smooth out the volatility of the investment performance of the Fund.
(3) The costs of services to be provided and profits to be realized by JPMorgan from its relationship with the Fund. The Board compared the fee schedule in the JPMorgan Agreement to the fee schedule in the Morgan Stanley Agreement, taking into account changes to the Morgan Stanley fee schedule approved by the Board to be effective December 1, 2015. The Board noted that, effective December 1, the fee schedules in both agreements require that the Manager pay the subadviser the same annual fee on average daily net assets, as set forth under "Information Concerning the JPMorgan Agreement," above. This fee schedule is slightly lower than the fee schedule previously applicable to the Morgan Stanley Agreement prior to December 1. The Board noted that the fee schedule in the JPMorgan Agreement, as well as in the Morgan Stanley Agreement, was the result of arm's-length negotiation between the Manager and JPMorgan and Morgan Stanley, respectively. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was in the 50th percentile in the category of mid-cap growth funds. Based upon its review, the Board concluded that the fees proposed to be paid to JPMorgan were reasonable. As of June 16, 2015, JPMorgan had not begun to act as subadviser to the Fund, and no estimated profitability information for acting as subadviser to the Fund was received.
(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the JPMorgan Agreement contains breakpoints that reduce the fee rate on assets above $100 million, as described under "Information Concerning the JPMorgan Agreement," above. The Board also noted that the Fund had approximately $462.1 million in net assets at March 31, 2015. The Board considered the possibility that JPMorgan, or the Manager, may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.
The Trustees also noted that the fee schedule in the Management Agreement contains breakpoints that reduce the fee rate on assets above $100 million, $250 million, and $500 million, as described under "Allianz Investment Management LLC (the "Manager")," above. Manager also has agreed to "cap" the Fund's expenses at certain levels, which could have the effect of reducing expenses as does the advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. The Board expects to again consider whether or not to reapprove the JPMorgan Agreement at a meeting to be held prior to December 31, 2016, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.
Having taken these factors into account, the Trustees concluded that the fee schedule in the JPMorgan Agreement was acceptable.
Brokerage Transactions
During the fiscal year ended December 31, 2014, the Fund paid aggregate brokerage fees of $272,503.
Affiliated Brokerage Commissions
During the fiscal year ended December 31, 2014, the Fund paid no commissions to any Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.
RECORD OF OUTSTANDING SHARES
The number of shares of the Fund outstanding at the close of business on December 9, 2015, is listed in the table below.
The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Contracts issued by Allianz. At December 9, 2015, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.
To the best knowledge of the Fund, no person other than Allianz owned, of record or beneficially, 5% or more of the outstanding shares of the Fund at December 9, 2015. Information relating to direct ownership in the Fund by Allianz is provided below:
At December 9, 2015
Shares Outstanding	Allianz Life Insurance Company of North America (Shares / Percent of Shares Outstanding)	Allianz Life Insurance Company of New York (Shares / Percent of Shares Outstanding)	FOF Trust (Shares / Percent of Shares Outstanding)
29,281,055.13	22,847,008.54 / 78.03%	1,442,611.42 / 4.93%	4,991,435.17 / 17.05%
REPORTS AVAILABLE
Upon request, the Fund will furnish to Contract owners, without charge, a copy of its most recent annual report to shareholders and semi-annual report to shareholders. Such requests should be directed to Allianz

VIP Trust, 3435 Stelzer Road, Columbus, Ohio 43219, if made by mail, and to 800-624-0197, if made by telephone.
To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of this information statement or the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household in the future, please contact the Trust at the above address or phone number.
SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.